FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    (As Last Amended in Release No. 33-6902,
                         June 13, 1991, 56 F. R. 30036)

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               3Si HOLDINGS, INC.
                                (KEWi.net, INC.)
             (Exact Name of Registrant as specified in its charter)

              COLORADO                                    84-0245581
--------------------------------------------------------------------------------
      (State of Incorporation)                     (I.R.S. Employer ID No.)


                   1998 OMNIBUS (QUALIFIED AND NON-QUALIFIED)
                                STOCK OPTION PLAN

               6886 S. Yosemite Street, Englewood, Colorado, 80112
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     PROPOSED       PROPOSED
   TITLE OF                           MAXIMUM        MAXIMUM
  SECURITIES          AMOUNT         OFFERING       AGGREGATE     AMOUNT OF
     TO BE             TO BE           PRICE        OFFERING     REGISTRATION
  REGISTERED        REGISTERED     PER SHARE (1)    PRICE (1)        FEE
--------------------------------------------------------------------------------


 Common Stock,       5,000,000         $0.10                     $ 1,320.00
     0.01             shares         per share

--------------------------------------------------------------------------------

(1) Calculated upon the basis of the price at which 637,200 outstanding options under the Plan may be exercised (which was the closing bid price per share of 3Si stock on September 17, 1998, which was $0.0625 per share, the price at which 1,125,300 outstanding options under the Plan may be exercised), and otherwise of the closing price of the stock on October 27, 1999, which was $0.14 per share.

                           Frank W. Backes, President

                               3Si HOLDINGS, INC.
                             6886 S. Yosemite Street
                               Englewood, CO 80112
                           800-390-0641 / 303-741-9123

                    ----------------------------------------

                                   Copies to:

                             Daniel P. Edwards, Esq.
                             DANIEL P. EDWARDS, P.C.
                         128 S. Tejon Street, Suite 310
                           Colorado Springs, CO 80903

     Approximate date of proposed commencement of sales pursuant to plan: From time to time following the effective date of this Registration Statement upon proper exercise of options granted under Plan.

                               3Si HOLDINGS, INC.

                              Cross Reference Sheet
                                     Between
                        Items of Form S-8 and Prospectus


----------------------------------------------------------------------------
  ITEM         ITEM IN                   PROSPECTUS         PROSPECTUS
   NO.         FORM S-8                     PAGE             CAPTION
----------------------------------------------------------------------------

Part 1
--------------------------------------------------------------------------------
Item 1    Plan information                    8        Issuer; general nature
                                                       and purpose of plan;
Item 1(A) General plan information           8-9       description of the
                                                       plan; federal income
                                                       tax consequences.
--------------------------------------------------------------------------------
Item 1(B) Securities to be offered            9        Shares subject to
                                                       plan; general nature
                                                       and purpose of plan;
                                                       description of the
                                                       plan.
--------------------------------------------------------------------------------
Item 1(C) Employees who may                 10-11      Voluntary termination
          participate in the plan                      by participant;
                                                       termination for cause;
                                                       termination without
                                                       cause.
--------------------------------------------------------------------------------
Item 1(D) Purchase of securities              10       Description of the
          pursuant to the plan and          13-14      plan; shares subject
          payment for securities                       to plan; 3Si options
          offered                                      outstanding as of
                                                       October 1, 1999.
--------------------------------------------------------------------------------
Item 1(E) Resale restrictions                 9        Description of the
                                                       plan.
--------------------------------------------------------------------------------

Item 1(F) Tax effects of plan               12-13      Tax effects of plan
          participation                                participation; federal
                                                       income tax
                                                       consequences;
                                                       applicability of Tax
                                                       Reform Acts.
--------------------------------------------------------------------------------
Item 1(G) Investment of funds                ---       Inapplicable
--------------------------------------------------------------------------------

Item 1(H) Withdrawal from the plan;           10       Description of the
          assignment of interest                       plan
--------------------------------------------------------------------------------
Item 1(I) Forfeitures and penalties           10       Description of the
                                                       plan
--------------------------------------------------------------------------------
Item 1(J) Charges and deductions              10       Description of the
          and Liens Therefor                           plan
--------------------------------------------------------------------------------
Item 2    Registration information            14       Registrant
          and Employee Plan                            information;
          Annual Information                           Employee Plan
                                                       annual information
--------------------------------------------------------------------------------

Part II
--------------------------------------------------------------------------------
Item 3    Incorporation of                    14       Incorporation by
          documents by reference                       reference
--------------------------------------------------------------------------------
Item 4    Description of securities           15       Description of
                                                       securities
--------------------------------------------------------------------------------
Item 5    Interests of named                 ---       Inapplicable
          experts and counsel
--------------------------------------------------------------------------------
Item 6    Indemnification of                15-22      Indemnification of
          Directors and Officers                       Directors & Officers;
                                                       Disclosure of
                                                       commission position
                                                       on indemnification for
                                                       Securities Act
                                                       liabilities
--------------------------------------------------------------------------------
Item 7    Exemption from                     ---       Inapplicable
          registration claimed
--------------------------------------------------------------------------------
Item 8    Exhibits                            22       Exhibits
--------------------------------------------------------------------------------
Item 9    Undertakings                        23       Undertakings
--------------------------------------------------------------------------------

                                   PROSPECTUS


                                5,000,000 Shares
                                  Common Stock
                                 (no par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------
                         1998 OMNIBUS STOCK OPTION PLAN
                          (QUALIFIED AND NON-QUALIFIED)
                       ----------------------------------

         3Si HOLDINGS, INC. (the "Company" or "3Si") is hereby offering up to 5,000,000 shares of its common stock, no par value, to such directors, officers and key employees of the Company as have been or may be granted options to purchase such shares pursuant to its 1998 Stock Option Plan (the "Plan") herein described.

         No person has been authorized to give any information or to make any representations in connection with the offer contained in this Prospectus which are not expressed herein, and, if given or made, such other information or representations must not be relied upon as having been authorized.

         This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

             ------------------------------------------------------
                 THE DATE OF THIS PROSPECTUS IS OCTOBER 29, 1999
             ------------------------------------------------------

                                TABLE OF CONTENTS


1.   PLAN INFORMATION...................................................8

     A.  General Plan Information.......................................8
         (1)    Issuer..................................................8
         (2)    General Nature and Purpose of Plan......................8

     B.  Securities To Be Offered.......................................9
         (1)    Shares Subject to Plan..................................9
         (2)    Description of the Plan................................10

     C.  Employees Who May Participate in the Plan.....................10
                Voluntary Termination by Participant...................11
                Termination for Cause..................................11
                Termination Without Cause..............................11

2.   TAX EFFECTS OF PLAN PARTICIPATION.................................12

     A.  Federal Income Tax Consequences...............................12

     B.  Applicability of Tax Reform Acts..............................13

3.   3Si OPTIONS OUTSTANDING AS OF OCTOBER 1, 1999.....................13

4.   REGISTRANT INFORMATION & EMPLOYEE PLAN ANNUAL INFORMATION.........14

1.       PLAN INFORMATION

         A.       General Plan Information

                  (1) Issuer. The Company was incorporated under Wyoming law on November 8, 1979. Its office is located at 6886 S. Yosemite Street, Englewood, Colorado, 80112. Its telephone number is 800-390-0641 or 303- 741-9123.

                  The Plan was initially adopted by the Company Board of Directors on June 18, 1998 (the "Effective Date of the Plan"). The Plan was ratified and approved by its stockholders on June 18, 1998.

                  The following explanatory material is offered as an aid to a more comprehensive understanding of the Plan. You are urged to read the text of the Plan, set forth in full as Exhibit A to this Prospectus and incorporated herein by specific reference thereto. The statements in this Prospectus with respect to the Plan are qualified in their entirety by such reference. For both a general and a detailed discussion of the Company's history and the nature of its directors and officers, you are urged to read the Company's 1998 Annual Report to Shareholders, a copy of which is attached as Exhibit B to this Prospectus, and the contents of which are expressly incorporated within this Prospectus by specific reference thereto.

                  (2) General Nature and Purpose of Plan. The Plan is designed to provide all eligible directors, officers and employees with an incentive to invest in the Company's capital stock, to attract and retain directors, officers and employees of outstanding competence, and to further the identity of their interests with those of the Company's stockholders. Shares are made available under the Plan for purchase by directors, officers and other key employees of the Company through the exercise of stock options granted from time to time by the Board or by a committee appointed by the Board (the "Committee"). As of October 1, 1999, the number of directors and employees of the Company holding outstanding options previously granted under the Plan and the number of additional employees which, by reason of their employment classifications, Company management considered eligible to receive options if selected by the Board were, respectively 17 and 4.

                  Unless sooner terminated by action of the Board of Directors of the Company, ten (10) years after the Effective Date of the Plan (i.e., on June 18, 2008), the Plan will terminate and no options thereunder shall subsequently be granted.

               Shares acquired by an affiliate - (an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control within, the Company), of the Company subsequent to the Effective Date of this Prospectus and upon exercise of an option granted under the Plan may not be re-offered or resold pursuant to this Form S-8, to an effective registration statement prepared on Form S-1 or, if the Company or the affiliate meets certain requirements, on form S-16, or, alternatively, in compliance with Rule 144 as promulgated by the Securities and Exchange Commission.

          B.       Securities To Be Offered

               (1) Shares Subject to Plan . The aggregate number of Shares reserved for issuance under the Plan, and the number of such Shares previously issued upon exercise of options granted thereunder, currently subject to outstanding options and reserved for issuance upon exercise of options to be granted in the future were, as of October 1, 1999.

--------------------------------------------------------------------------------

  Authorized                                               Shares Available
    Shares         Shares Issued         Shares              For Issuance
   Reserved            Upon            Subject to            Upon Exercise
     For             Exercise          Outstanding                of
   Issuance         of Options           Options            Future Options
--------------------------------------------------------------------------------

   5,000,000             0              1,652,500              3,347,500

--------------------------------------------------------------------------------

     When Shares are issued, their source will be the Company's authorized but unissued or issued and reacquired treasury shares, as determined periodically by the Board or the Committee.

     The number of Shares reserved for issuance under the Plan may be increased only by Plan Amendment approved by the Board of Directors, provided, that without approval by the shareholder of the Company representing a majority of the voting power, no such amendment shall increase the maximum number of shares for which options may be granted under the Plan or change the provisions relating to establishment of the option price.

                  (2)   Description   of  the  Plan.   The  Plan  is   currently
         administered by the Board, which can, at its discretion, appoint a Committee to administer the Plan. The entity administering the Plan, whether the Board or the Committee has authority under the Plan to determine, in its discretion, the individuals who shall receive options, the times when such options shall be granted and the number of shares and purchase price under each option granted. In addition, it may at any time grant an option to an employee to whom an option or options have bene granted previously, whether or not such previously granted option or options have been exercised fully. In the event the Committee at any time includes a member who is eligible to participate under the Plan, options can be granted to such member only by a majority of the disinterested members of the Board.

         C.       Employees Who May Participate in the Plan

         Eligibility for participation in the Plan is limited to directors, officers and key employees of the Company, as designated by the administrative committee. The aggregate number of shares as to which an option or options may be granted under the Plan to any one individual shall be determined and fixed by the Committee.

         The Plan complies with Rule 16 (b)(3) under the Securities Exchange Act of 1934, which allows certain transactions under the Plan to be exempt from the six month insider trading restrictions of Section 16 (b). Pursuant to the Plan, shares acquired pursuant to an option must be held for at least six (6) months from the date the option was granted, before such shares can be sold. In addition, the Plan will be administered at all times by a committee of two or more "disinterested directors" (persons who either were not granted equity securities pursuant to the Plan or pursuant to any other Plan of the Company during the year prior to their service as a plan administrator, unless the Plan under which they were awarded securities was a formula plan or a broad-based participant-directed plan).

         The Price at which option Shares may be acquired from the Company upon exercise of option grants shall be fixed by the Committee at a price no less than one-hundred percent (100%) of fair market value (defined as the bid price of the Company's Common Stock on the OTC market as reported by OTC BB on the Date of Grant, or in the event there shall be no bid quotations on the Date of Grant, thereupon the date nearest preceding the Date of Grant). Such price is not subject to modification and must be paid in full on the date of exercise, in accordance with the terms of the Stock Option Agreement set forth in Exhibit C.

     Any outstanding option may be exercised by the original holder while he is an employee, officer or director of the Company and within the term of the option, not to exceed ten years following the date of the grant. Upon termination of a participant's employment with the Company, his Option privileges shall be terminated as follows:

     Voluntary Termination by Participant
     -------------------------------------

          Upon voluntary termination of employment by Participant, his Stock Options hereunder shall terminate, upon the date of such termination of employment.

     Termination for Cause
     ----------------------

          If Participant is terminated by the Company "for cause", pursuant to the provisions of his Employment Agreement, then his Stock Options hereunder shall be terminated twelve (12) months from the date of termination.

     Termination Without Cause
     -------------------------

          If Participant is terminated by the Company without cause, pursuant to the provisions of his Employment Agreement, then his Stock Options hereunder shall be terminated twenty-four (24) months from the date of termination.

     Termination  After  the Sale of  Substantially  all  Corporate  Assets
     ----------------------------------------------------------------------

          If Participant is terminated by the Company as a result of the sale of substantially all corporate assets, then his Stock Options hereunder shall be terminated twelve (12) months from the date of termination.

     No option is transferrable or assignable by the original holder except upon his death, and then only pursuant to the terms of his will or under the laws of intestate distribution. If so transferred, an option may be exercised, again only with respect to the Shares otherwise subject to purchase at the time of the participant's death, by the participant's legal successor(s) within a period of 180 days following the participant's death.

     The expiration date of each option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten (10) years from the Date of Grant.

     Within such limitations, the option may be exercised in whole or in part from time to time over the period of its existence. Although the Plan may be amended by action of the Directors, or in certain cases by action of the stockholders, no amendment may alter or impair any option previously granted under each Plan without the consent of the holder.

         No provision of the Plan or of any Option Agreement granted pursuant thereto shall be deemed to confer upon any individual employee of the Company any right to continue in the employ of 3Si or to deny the Company the right to terminate such employment at any time.

2.       TAX EFFECTS OF PLAN PARTICIPATION

         A.       Federal Income Tax Consequences

         The options granted or to be granted under the Plan are intended to be "non-qualified stock options" as defined in Section 1.83-7 of the Federal Income Tax Regulations. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. Under current applicable law, the anticipated federal income tax consequences of the receipt of any portion of the Shares acquired by reason of such exercise, are hereafter summarized. Because the federal income tax provisions relating to these matters are quite technical, the following statements are necessarily general in nature, and since application of such tax provisions may vary according to individual circumstance, it may be advisable for the taxpayer to obtain competent professional tax advice:

                  (1) The optionholder recognizes no taxable income in the year of receipt of an option grant as long as the option has no ascertainable fair market value. In the year of acquisition of any shares of the Company's common stock pursuant to a partial or complete exercise of the rights granted under such option, he shall be required to recognize ordinary income in an amount equal to the difference between the fair market value of each such share on the date of its acquisition and the actual price which he paid therefore. The amount reported by the optionholder as ordinary income constitutes an ordinary business deduction to the Company.

                  (2) The amount of ordinary income which must be reported upon an acquisition of shares by exercise of an option grant is added to the amount actually paid by the optionholder for such shares and the total sum becomes the adjusted tax "cost" of those shares for purposes of determining the amount of any gain or loss which may be realized upon subsequent disposition constituting a sale or exchange (as opposed to a gift or other transfer of legal title not involving the passage of consideration).

                  (3) A sale or exchange of any portion of the shares acquired by an option holder upon exercise of his option granted under the Plan will result in the recognition of taxable loss, depending upon whether the selling price of the shares exceeds or is exceeded by the taxpayer's adjusted tax cost.

         B.       Applicability of Tax Reform Acts

     The 1986 Tax Reform Act and subsequent acts (the "Acts") may have some effect upon the income tax consequences resulting from the sale of shares acquired or to be acquired under the Plan. Such effect, if any, will be dependent upon individual tax circumstances existing within the year or years of the applicable transaction. Because of the complexity and interrelationship of the pertinent provisions of the Acts, the tax payer should seek competent professional tax advice to determine the applicability, if any, of the Act upon his personal income tax situation. Under current law, an "alternative minimum tax" is imposed on taxpayers whose regular tax for the subject taxable year is exceeded by such calculation. In making such calculation, certain "items of tax preference" are added to the taxpayer's taxable income.

3.       3Si OPTIONS OUTSTANDING AS OF OCTOBER 1, 1999

     The options granted and outstanding under the Plan as of September 1, 1999, are summarized in the following table:

               Number of           Shares            Average            Date
    Date       Employees,          Subject          Price per          Options
   Issued      Directors          To option           Share            Expire
------------ --------------- ----------------- ----------------- ---------------
  9/15/98          1                2,000             0.10             5/1/00
  9/15/98          1                5,000             0.10             5/1/00
  9/15/98          1               100,000            0.10             9/15/08
  9/15/98          1                2,000             0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00
  9/15/98          1                8,000             0.10             5/1/00
  9/15/98          1                 800              0.10             5/1/00
  9/15/98          1                 800              0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00
------------ --------------- ----------------- ----------------- ---------------
  9/15/98          1                 800              0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00

               Number of           Shares            Average            Date
    Date       Employees,          Subject          Price per          Options
   Issued      Directors          To option           Share            Expire
------------ --------------- ----------------- ----------------- ---------------
  9/15/98          1                 800              0.10             5/1/00
  9/15/98          1                5,000             0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00
  9/15/98          1                2,000             0.10             5/1/00
  7/15/99          1               500,000            0.10             7/15/09
  Various          1              1,015,300           0.128            5/1/00
   Total                          1,652,500           0.10


4.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION

         Upon written or oral request, Employees may obtain from the Company, without charge, copies of all documents incorporated by reference in this Prospectus, and of any other documents required to be delivered to Employees pursuant to Rule 428(b). Such requests for copies should be directed to Frank W. Backes, President, 3Si Holdings, 6886 S. Yosemite Street, Englewood, Colorado, 80112, 800-390-0641 or 303-741-9123.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item #3 - INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant expressly incorporates within this Prospectus, by specific reference thereto, each of the following documents and all contents thereof:

         A. The Registrant's most recent annual report filed on September 28, 1998, with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "'34 Act");

         B. All other reports filed with the Commission pursuant to Sections 13 or 15(d) of the '34 Act since the end of the fiscal year covered by the annual report referenced in A above; and

         C. The Registrant's definitive proxy statement for 1998 filed with the Commission pursuant to Section 13 of the '34 Act in connection with the latest annual meeting of its stockholders on April 30, 1999.

         In addition, all documents hereafter filed by the Registrant with the Commission pursuant to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part, indicating that ll securities offered hereby have been sold or that all securities then remaining unsold are being deregistered, shall be deemed to be incorporated by reference within this Prospectus and to be a part thereof from the date of filing of each such documents.

 Item #4 - DESCRIPTION OF SECURITIES

         The Company's  authorized  Common Stock consists of 50,000,000  shares,
0.01 par value. As of October 1, 1999, there were 40,195,156 shares of no par value common stock issued and outstanding. Holders of Common Stock have one vote for each share held and are not entitled to cumulate their votes for the election of directors. Stockholders do not have preemptive rights. The shares are not subject to redemption, conversion into another class of securities or into debt instruments, or participation in sinking fund arrangements. All shares of Common Stock issued and outstanding are validly issued, fully paid and non-assessable. No restrictions exist regarding the repurchase or redemption by the Company of shares of this class during the period of any arrearage in the payment of dividends or sinking fund installments.

         The Company has no authorized class of Preferred Stock. Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor and are entitled to participate equally in the assets of the Company available for distribution in the event of liquidation or dissolution. The Company has never paid a dividend. The Company will furnish stockhodlers annual reports containing audited financial statements and quarterly reports containing unaudited financial data.

Item #6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-3-101(1)(o) of the Colorado Corporation Code permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. The Articles of Incorporation of Registrant, as amended, has been framed so as to conform to Section 7-3-101(1)(o) and Section 7-3-101.5 of the Colorado Corporation Code.

         19.1 Section 7-3-101.5 of the Colorado Corporation Code provides as follows:

                   7-3-101.5. Indemnification of corporate directors, officers, employers, employees, and agents.

                  (1)      As used in this section:

                           (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                           (b) "Director" means an individual who is or was a director of a corporation and an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprises, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involved services by him to the plan or to participants in or beneficiaries of the plan.

                           (c)      "Expenses" includes attorney fees.

                           (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

                           (e) "Official Capacity" when used with respect to a director, means the office of director in the corporation, and, when used with respect to an individual other than a director, means the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprises, or employee benefit plan.

                           (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                           (g) "Proceeding"  means any threatened,  pending,  or
         completed  action,  suit,  or  proceeding,   whether  civil,  criminal,
         administrative, or investigative and whether formal or informal.

                  (2) (a) Except as provided in paragraph (d) of this subsection
         (2), a corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if:

                                    (i)     He conducted himself in good faith;

                                    (ii)    He reasonably believed:

                                            (a)    In the case of conduct in his
official   capacity  with  the   corporation,   that  his  conduct  was  in  the
corporation's best interests; or

                                            (b)    in all other cases, that his
conduct was at least not opposed to the corporation's best interest; and

                                    (iii)   In the case of any criminal proceed-
ing, he had no reasonable cause to believe his conduct was unlawful.

                           (b)  A director's conduct with respect to an employee
benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (b) of subparagraph (ii) of paragraph (a) of this subsection.

                                    (2)     A director's conduct with respect to
an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (i) of paragraph (a) of this subsection 2. (c) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this subsection (2).

                           (d)  A corporation may not indemnify a director under
this subsection (2) either:

                                    (i)    In connection with a proceeding by or
in the right of the corporation in which the director was adjudged liable to the corporation; or

                                    (ii)    In  connection  with any  proceeding
charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                           (e)   Indemnification permitted under this subsection
(2) in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

                  (3) Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

                  (4) Unless limited by the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. on receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                           (a)      If it determines the director is entitled to
mandatory indemnification under subsection (3) of this section, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                           (b)      If it determines that the director is fairly
and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set f orth in paragraph (a) of subsection (2) of this section or was adjudged liable in the circumstances described in paragraph (d) of subsection (2) of this section, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of subsection (2) of this section is limited to reasonable expenses incurred.

                  (5) (a) A corporation may not indemnify a director under subsection (2) of this section unless authorized in the specif ic case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the ' standard of conduct set forth in paragraph (a) of said subsection.

                           (b)      The determination required to be made by
paragraph (a) of this subsection (5) shall be made:

                                    (i)  By the board of directors by a majority
vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                                    (ii)    If a quorum cannot be obtained, by a
majority vote of a committee of the board designed by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                           (c) If the quorum cannot be obtained or the committee
cannot be established under paragraph (b) of this subsection(5), or even if a quorum is obtained or a committee designated if such quorum or committee so directors, the determination required to be made by paragraph (a) of this subsection (5) shall be made:

                                    (i)    By independent legal counsel selected
by a vote of the board of directors or the committee in the manner specified in subparagraph (I) or (II) or paragraph (b) of this subsection (5) or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                                    (ii)    By the shareholders.

                           (d)     Authorization of indemnif ication and evalua-
tion as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnif ication and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

                  (6) (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                                    (i)   The director furnishes the corporation
a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (I) of paragraph (a) of subsection (2) of this section;

                                    (ii)  The director furnishes the corporation
a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                                    (iii) A determination is made that the facts
then known to those making the determination would not preclude indemnification under this subsection (6).

                           (b)     The undertaking required by subparagraph (II)
of paragraph (a) of this subsection (6) shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (7) (a) A provision concerning a corporation's indemnification of or advance for expenses to director contained in its articles of incorporation, bylaws, a resolution of its shareholders or director, or in a contract, except for insurance policies, shall be valid only if and to the extent the provision is consistent with this section and, if indemnif ication is limited by the articles of incorporation, is consistent with said articles.

                           (b)    This subsection (7) shall not limit a corpora-
tion's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

                  (8)      Unless limited by the articles of incorporation;

                           (a)      An officer of the  corporation who is not a
director is entitled to mandatory indemnification pursuant to subsection (3) of this section and is entitled to apply for court-ordered indemnification pursuant to subsection (4) of this section in each case to the same extent as a director.

                           (b)      A corporation may indemnify and advance
expenses pursuant to subsection (6) of this section to an officer, employee, or agent of the corporation who is not a director to the same extent as a director; and

                           (c)      A corporation may indemnify and advance
expenses to an officer, employee, or agent of the corporation who is not a director to a greater extent if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors, or in a contract.

                  (9) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprises, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  (10) Any indemnification of or advance of expenses to a director in accordance with this section, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholder's meeting."

          19.2 Article IX of the Registrant's Articles of Incorporation provides for indemnification of directors and officers of the Registrant as follows:

1. Elimination of Certain Liability of Directors. The personal liability of all directors of the corporation to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as it now exists or may be hereafter amended. Any repeal or modification of this article by the shareholders of the corporation shall not adversely affect any right of protection of the director of the corporation existing at the time of such repeal or modification.

2.       Indemnification and Insurance.

         A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, of f icer or employee of the Company or is or was serving at the request of the corporation as a Director, of f icer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprises, including service with respect to the employee benefit plan (hereinafter, an
"indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a Director, officer, employee or agent shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Colorado Corporation Code, as the same exists or may hereinafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall incur to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         B. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereinafter adcluire under any statute, provision of these Articles of Incorporation, By-Laws, agreement, vote of Stockholders or disinterested Directors or otherwise.

         C. Insurance. The corporation shall maintain insurance, at its expense, to protect itself and any Director, officer, employee and agent of the corporation or another corporation, partnership, joint venture, trust or other enterprises against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Colorado Corporation Code.


         D. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnif ication and to the advancement of expenses to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors, officer and employees of the corporation.

Item #7 - Exemption From Registration Claimed (Inapplicable)

Item #8 - Exhibits

         The following Exhibits are attached to this Registration Statement:

DESIGNATION OF EXHIBIT
 IN THIS REGISTRATION                DESCRIPTION
      STATEMENT                      OF EXHIBIT

          1*        1998 Omnibus Stock Option Plan (Qualified and Non-Qualified)
                    - 3Si Holdings, Inc. (as adopted effective June 18, 1998)

          2** 3Si Holdings, Inc. Stock Option Agreement relating to the Stock Option Plan

          3         Opinion of Counsel

          4         Consent of Independent Auditors

                       ----------------------------------
 * Exhibit 1  constitutes  Exhibit A to the  Prospectus

** Exhibit 2 constitutes Exhibit B to the Prospectus

Item #9 - Undertakings
          ------------

    A.   To Transmit Certain Material.

         (1) The undersigned issuer hereby undertakes to deliver or cause to be delivered with the prospectus to each director, officer or employee to whom the prospectus is sent or given, a copy of the issuer's Annual Report to stockholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the issuer shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the director, officer or employee. If the last fiscal year of the issuer has ended within 120 days prior to the use of the prospectus, the annual report of the issuer for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         (2) The undersigned issuer hereby undertakes to transmit or cause to be transmitted to all participants in the Plan, who do not otherwise receive such material as stockholders of the issuer, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         (3) Where interests in a plan are registered herewith, the undersigned issuer and Plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the Plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to
Section 15(d) of the Securities Exchange Act of 1934 (Form 10- K). If such report ,is filed separately on Form 10-K, such form shall be delivered upon written request. If such report is filed as a part of the issuer's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. if such report is filed as a part of the issuer's annual report to shareholders delivered pursuant to paragraph (1) or (2) of this undertaking additional delivery shall not be required.

    B.   Undertaking to Update Annually.

    The undersigned issuer hereby undertakes: (1) to f ile any prospectus required by Section 10(a) (3) as a post-effective amendment to this registration statement; (2) that for the purpose of determining any liability under the Act each such post-ef f ective amendment and each filing of the issuer' s annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (or, where applicable, each filing of the plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) that all such new registration statements will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments or annual reports are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

                                   SIGNATURES
                                   ----------

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the grounds for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of ___________________ and State of Colorado on December ______, 1999.

                                        3Si HOLDINGS, INC.


                                        ---------------------------------
                                        Frank Backes, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

                                        ---------------------------------
                                        Frank Backes, President

                                        ---------------------------------
                                        Fred Slack, Vice President

                                        ---------------------------------
                                        Larry Valdez, Secretary/Treasurer


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereinto duly authorized in the City of _______________________ and State of Colorado on December ______, 1999.

                                        3Si HOLDINGS, INC.
                                        1998 Stock Option Plan


                                        By:__________________________________
                                           Chairman of the Board of Directors

                       CONSENT OF DANIEL P. EDWARDS, P.C.


         The consent of Daniel P. Edwards, P.C. is included as Exhibit 3 to the Registration Statement.

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.


                                        /s/Balogh & Tjornehoj, LLP
                                        --------------------------
                                        Independent Auditors
Denver, Colorado

January 11, 2000

                                  EXHIBIT INDEX

          Exhibit 1         -       1998 Omnibus (Qualified and Non-Qualified)
                                    Stock Option Plan
                                    3Si Holdings, Inc.

          Exhibit 2         -       3Si Holdings, Inc. Stock Option Agreement
                                    relating to 1998 Omnibus Stock Option Plan

          Exhibit 3         -       Opinion of Counsel

          Exhibit 4         -       Consent of Independent Auditors


     NOTE: Exhibit 1 constitutes Exhibit A to the Prospectus
           Exhibit 2 constitutes Exhibit B to the Prospectus

The Board of Directors
3Si Holdings, Inc.

     We consent to incorporation by reference in the registration statement on Form S-8 of 3Si Holdings, Inc. related to the 1998 Omnibus Stock Option Plan of our reports dated September 28, 1999, relating to the balance sheets of 3Si Holdings, Inc. as of June 30, 1998 and 1999, and the related statements of operations, changes in stockholders' (deficit) equity, and cash flows and related financial statement schedules for each of the years in the two-year period ended June 30, 1999, which reports appear in the June 30, 1999 annual report on Form 10-K of 3Si Holdings, Inc.

                                        /s/Balogh & Tjornehoj, LLP
                                        --------------------------
                                        Independent Auditors
Denver, Colorado

January 11, 2000